UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2016

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Rd #110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2016, Capnia, Inc. (“Capnia” or the “Company”) held its 2016 Annual Meeting of Stockholders. Of the 15,463,110 shares of common stock outstanding as of April 21, 2016, the record date, 12,378,519 shares of common stock were represented at the meeting in person or by proxy, constituting 80.06% of the outstanding shares of common stock entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class II directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

3.	To approve the amendment of Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares of common stock reserved for issuance under the 2014 Equity Incentive Plan.

Proposal One – Election of Directors

The table below presents the voting results of the election of the Class II directors to Capnia’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
Steinar Engelsen, M.D., M.Sc	10,257,391	17,941	99.83%	2,103,187
Stephen Kirnon, Ed.D	10,257,366	17,966	99.83%	2,103,187

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

Capnia’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,197,847	178,893	1,779	0

Proposal Three – Approval of the amendment of Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares of common stock reserve for issuanced under the 2014 Equity Incentive Plan

Capnia’s stockholders approved the amendment of Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares of common stock reserved for issuance under the 2014 Equity Incentive Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,176,216	96,218	2,898	2,103,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: June 14, 2016

By: /s/ David O’Toole
David O’Toole
Chief Financial Officer